UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

CannaPharmaRX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 3600, 888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPMD	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers;; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Pursuant to notice provided on June 1, 2023, Dominic Colvin stepped down as the Chief Executive Officer (“CEO”) of CannPharmaRX, Inc. (the “Company”) effective June 1, 2023. There was no disagreement between Mr. Colvin and the Company on any matter related to the Company’s operations, policies or practices that led to Mr. Colvin’s resignation as CEO.

On June 1, 2023, the Company’s Board of Directors appointed Dean Medwid as Chief Executive Officer. Mr. Medwid’s. Mr. Medwid is a dynamic senior operation executive with more than 30 years of experience in both public and private markets with a focus on scalable process engineering, brand development and strategic partnerships.

He has been recognized with numerous business awards and accolades, including Profit 100’s Top 100 in Canada, five years in a row while a partner in Seattle’s Best Coffee, additionally was a awarded the recognition of being one of Vancouvers Top 40 Under 40.

Mr. Medwid has a demonstrated history of increasing corporate performance through the management of process design, customer relationships, strategic planning along with a focused initiative of data-driven change management and utilized these skills as President of New Leaf Ventures, a publicly trade cannabis company with operations in both Canada and the USA. He has been in the cannabis industry for several years focused on mergers and acquisitions and harnessing the health and wellness benefits of plant material and distillates.

In connection with Mr. Medwid’s appointment as CEO, the Company entered into an agreement with Mr. Medwid (the “Employment Agreement”), setting forth the terms of his employment and compensation. Pursuant to the Employment Agreement, effective June 1, 2023, Mr. Medwid will receive a base salary of up to CDN $17,325.00 per month. Further, Mr. Medwid is entitled to annual bonuses as recommended by the Board of Director’s Compensation Committee and other reimbursement of certain expenses.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Medwid and any other persons pursuant to which Mr. Medwid was appointed as the Company’s Chief Executive Officer. There are no family relationships between Mr. Medwid and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
10.1	Employment Agreement between CannaPharmaRX, Inc. and 1082900 BC Ltd. (Dean Medwid) dated May 22, 2023
104	Cover Page Interactive Data File formatted in inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANNAPHARMARX, INC.

June 23, 2023	By:	/s/ John Cassels
John Cassels Chief Financial Officer

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